SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d) of
                             The Securities Act of 1934



Date of Report (Date of earliest event reported):  October 8, 1999
--------------------------------------------------------------------------------


                                   CENTURA BANKS, INC.
--------------------------------------------------------------------------------
                  (Exact name of registrant as specified in charter)


North Carolina                    1-10646                   56-1688522
--------------------------------------------------------------------------------

(State of Incorporation)  (Commission File Number)  (IRS Employer Identification No.)


134 North Church Street, Rocky Mount, North Carolina          27804
--------------------------------------------------------------------------------
(Address of principal executive office)                     (Zip code)


Registrant's telephone number, including area code:       (252) 454-4400
--------------------------------------------------------------------------------


                                   N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)









Exhibit Index on Page 4.

Item 5.  Other Events
On October 8, 1999, Centura Banks, Inc. ("Centura") announced earnings for the three and nine month periods ended September 30, 1999. Centura reported net income of $24.7 million or $0.86 per diluted share for the third quarter compared to 1998's third quarter net income of $26.3 million or $0.92 per diluted share. For the nine months ended September 30, 1999 and 1998, net income was $74.1 million and $74.9 million respectively, or $2.57 and $2.62 per diluted share.

A press release is attached as Exhibit 99.

This press release may contain various forward-looking statements that involve risks and uncertainties that could cause actual results to differ from estimates. A discussion of the various factors, including factors beyond Centura's control, that could cause Centura's results to differ materially from those expressed in such forward-looking statements is included in Centura's Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission.




Item 7.  Financial statements and Exhibits.
The exhibit listed in the Exhibit Index is filed herewith as part of this Current Report on Form 8-K.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            CENTURA BANKS, INC.
                                            Registrant


Date: October 8, 1999              By:      /s/ Steven Goldstein
                                            Steven Goldstein
                                            Chief Financial Officer

                               EXHIBIT INDEX

                                                                     Sequential
                                                                        Page
Exhibit                  Description of Exhibit                        Number
--------------------------------------------------------------------------------

99                Press release dated October 8, 1999                     5

For Immediate Release

October 8, 1999

For more information:                                   Steven J. Goldstein
                                                        Chief Financial Officer
                                                        Centura Banks, Inc.
                                                        (252) 454-8356
                                                        sgoldstein@centura.com


CENTURA BANKS, INC. REPORTS THIRD-QUARTER EARNINGS OF $0.86 PER DILUTED SHARE
                            AFTER 17-CENT CHARGE
                        Board Approves Share Buyback


     ROCKY MOUNT, N.C. - Centura Banks, Inc. (NYSE: CBC) today announced third quarter 1999 earnings of $24.7 million, or $0.86 per diluted share. Net income is after a nonrecurring charge of $0.17 per diluted share related to the Pluma, Inc. bankruptcy filing, and compares with $0.92 in the year-ago quarter and $1.00 earned in the second quarter of 1999. Without the charge, net income would have been $1.03 per diluted share.
         These results produced a return on average assets of 1.12% and a return on average equity of 13.98%. Excluding the Pluma related charge, the return on average assets was 1.34% while the return on average equity was 16.81%, compared with second quarter 1999 ratios of 1.32% and 16.58%, respectively.
         During the quarter, Centura charged off $11.8 million of the $23 million Pluma credit, which was placed on nonaccrual status as of June 30, 1999. Pluma, an Eden, N.C.-based manufacturer of fleece and jersey sportswear, filed for Chapter 11 bankruptcy protection in May 1999. Centura's estimated loss associated with this credit is approximately $14.0 million, which has been fully reserved.
         "Our third quarter performance was overshadowed by the resolution of Pluma, which is now behind us," said Cecil W. Sewell, Centura chairman and chief executive officer. "Textiles represent only a small percentage of Centura's loan portfolio, and Pluma was an isolated incident and not reflective of the overall textile industry in this region, and certainly not endemic to Centura's loan portfolio."
         At September 30, 1999, nonperforming assets totaled $41.5 million, representing 0.47% of total assets compared with $60 million and 0.68%, respectively, at June 30, 1999. Centura had $23 million of total loans outstanding to Pluma as part of a $115 million syndicated credit package. Including Pluma, textile-related loans represent less than 2% of Centura's commercial loan portfolio.
          "Following Pluma, we can now refocus our attention on Centura's performance as a full-line retailer of financial services," Sewell said. "We continue to strive toward our goal of providing value for both customers and shareholders by offering a complete suite of banking, investment and insurance solutions to our customers.
         "Many of our customers and neighbors were severely impacted by the widespread flooding in eastern North Carolina in the wake of hurricane Floyd in September," Sewell continued. "The direct effect on Centura, however, was minimal and we don't expect any material adverse financial impact arising from the aftermath of the flooding. We have examined a significant portion of major credits across all sectors and don't foresee any material impairment to credit quality, though we do expect some natural deposit outflow as consumers and businesses draw down cash balances to rebuild. Overall, we plan to take an active role in rebuilding eastern North Carolina, which should have a long-term positive impact on both our customers and our business."
         During the quarter, Centura took a number of strategic steps to further strengthen its position as a full-line retailer of financial services for individuals and small businesses. Chief among these was its agreement to acquire Raleigh-based Triangle Bancorp, Inc. The acquisition will significantly expand Centura's market share in key metropolitan areas throughout North Carolina and is expected to increase efficiencies at the combined bank. In addition, Centura completed the sale of CLG, Inc., its technology equipment leasing operation, and sold its $395 million Ginnie Mae mortgage servicing portfolio, which is approximately 11% of the entire servicing portfolio.
         "These steps solidify Centura's customer-focused position in the marketplace," Sewell said. "The acquisition of Triangle Bancorp allows us to serve more customers more efficiently with more products and services in the towns and cities where we already do business. The sale of CLG enables us to refocus our leasing efforts on our core customers - individuals and small businesses.
         "The Ginnie Mae sale was driven by the value inherent in the current rate environment combined with the increased operating efficiencies expected at Centura as a result of the sale of this labor intensive segment of our servicing portfolio," Sewell continued. "Rates for conventional 30-year, fixed-rate loans are hovering around 8.125%, and the average interest rate of the Ginnie Mae portfolio was 7.56%, so borrowers in the portfolio aren't likely to refinance soon. This made the servicing portfolio much more attractive to potential buyers. It was a very opportune time to sell."
         When compared with the second quarter of 1999, period-end commercial loans increased $81.3 million, representing an annualized rate of 9.1%, while the retail loan portfolio grew at an annualized rate of 12.5%. The leasing portfolio declined $101.6 million, principally due to the sale of CLG and the continued reduced interests in auto leasing.
         For the  nine-month  period ending  September 30, 1999,  Centura earned
$84.8 million, or $2.93 per diluted share, before the third quarter Pluma-related charge and the non-recurring charges for the merger with First Coastal Bankshares, Inc., completed during the first quarter of 1999. This compares with net income of $74.9 million, or $2.62 per diluted share for the same period a year ago. Net income totaled $74.1 million or $2.57 per diluted share for the first nine months of 1999.
         Centura's board of directors has authorized the repurchase of up to 1,000,000 shares of common stock. Such repurchases may be completed in privately negotiated transactions or in open market purchases and may be discontinued at any time. "Based on current market conditions, we believe that our stock represents an exceptional value and this is a particularly opportune time to repurchase shares," Sewell said.
         With assets of $8.9 billion, Centura provides a full line of banking, investment, insurance, leasing and trust services to individuals and businesses in North Carolina, South Carolina and Virginia. Centura's broad range of financial services are provided through a variety of delivery channels, including 227 full-service financial offices; more than 230 ATMs; the Centura Highway telephone banking center; Centura's Internet site; and through leading online money management packages. Additional information may be found on Centura's website at www.centura.com.

                                  # # #

FINANCIAL HIGHLIGHTS
CENTURA BANKS, INC. AND SUBSIDIARIES


                                              Three Months Ended September 30,           Nine Months Ended September 30,
                                             ----------------------------------        ------------------------------------
(Dollars in thousands, except per share data)   1999         1998        Change          1999          1998       Change
---------------------------------------------------------------------------------------------------------------------------

EARNINGS
    Interest income                         $   162,465  $   158,560        2.5 %     $   478,019   $   463,581        3.1 %
    Interest expense                             76,183       77,186       (1.3)          224,846       227,442       (1.1)
    -----------------------------------------------------------------------------------------------------------------------
    Net interest income                          86,282       81,374        6.0           253,173       236,139        7.2
    Provision for loan losses                    14,400        4,041      256.3            27,077        11,069      144.6
    Noninterest income                           41,459       37,018       12.0           118,449       103,957       13.9
    Noninterest expense                          75,602       74,391        1.6           232,386       215,478        7.8
    Income taxes                                 12,996       13,613       (4.5)           38,051        38,632       (1.5)
    -----------------------------------------------------------------------------------------------------------------------
    Net income                              $    24,743  $    26,347       (6.1)%     $    74,108   $    74,917       (1.1)%
    =======================================================================================================================
    Net interest income, taxable equivalent $    88,134  $    83,225        5.9 %     $   258,617   $   241,607        7.0 %
    =======================================================================================================================

PER COMMON SHARE
    Earnings per share - basic              $      0.87  $      0.93       (6.5)%     $      2.60   $      2.67       (2.6)%
    Earnings per share - diluted                   0.86         0.92       (6.5)             2.57          2.62       (1.9)
    Cash dividends paid                            0.32         0.29       10.3              0.93          0.85        9.4
    Book value per share                          24.51        23.52        4.2             24.51         23.52        4.2
    Closing market price                         41.375       63.000      (34.3)           41.375        63.000      (34.3)

FINANCIAL RATIOS
    Return on average assets                       1.12 %       1.27 %      (15)bp           1.13 %        1.24 %      (11)bp
    Return on average equity                      13.98        16.03       (205)            14.21         15.94       (173)
    Average equity to average assets               8.00         7.93          7              7.94          7.80         14

AVERAGE BALANCES
    Assets                                  $ 8,776,455  $ 8,225,607        6.7 %     $ 8,773,625   $ 8,059,106        8.9 %
    Earning assets                            8,044,674    7,520,744        7.0         8,025,388     7,368,422        8.9
    Loans                                     5,863,879    5,446,908        7.7         5,861,987     5,318,008       10.2
    Investment securities                     2,124,579    2,043,215        4.0         2,111,405     2,018,619        4.6
    Noninterest-bearing deposits                936,216      883,978        5.9           922,961       845,451        9.2
    Core deposits                             5,385,805    5,427,295       (0.8)        5,432,528     5,346,786        1.6
    Total deposits                            6,012,293    5,965,263        0.8         6,011,194     5,856,734        2.6
    Interest-bearing liabilities              7,015,865    6,559,422        7.0         7,022,051     6,464,511        8.6
    Shareholders' equity                        702,101      652,202        7.7           697,049       628,550       10.9

PERIOD END BALANCES
    Assets                                  $ 8,876,485  $ 8,383,120        5.9 %     $ 8,876,485   $ 8,383,120        5.9 %
    Earning assets                            8,127,579    7,683,745        5.8         8,127,579     7,683,745        5.8
    Loans                                     5,852,553    5,460,334        7.2         5,852,553     5,460,334        7.2
    Investment securities                     2,201,092    2,193,366        0.4         2,201,092     2,193,366        0.4
    Noninterest-bearing deposits                967,488      923,236        4.8           967,488       923,236        4.8
    Core deposits                             5,414,984    5,455,964       (0.8)        5,414,984     5,455,964       (0.8)
    Total deposits                            6,034,436    5,965,548        1.2         6,034,436     5,965,548        1.2
    Shareholders' equity                        698,507      664,512        5.1           698,507       664,512        5.1



===================================================================================================================================
bp  Change is measured as difference in basis points.

All prior period  financial  data has been restated for the "pooling" with First
Coastal Bankshares, Inc.

OTHER FINANCIAL DATA
CENTURA BANKS, INC. AND SUBSIDIARIES


                                               Three Months Ended September 30,           Nine Months Ended September 30,
                                              -----------------------------------     --------------------------------------
(Dollars in thousands)                            1999          1998       Change       1999          1998          Change
----------------------------------------------------------------------------------------------------------------------------

SHARES OUTSTANDING
     Average basic                             28,477,202    28,243,980      0.8 %    28,468,226    28,059,243        1.5 %
     Average diluted                           28,810,597    28,771,526      0.1      28,882,785    28,620,490        0.9
     Outstanding at period end                 28,496,626    28,255,688      0.9      28,496,626    28,255,688        0.9

COMPOSITION RATIOS (1)
     Earning assets to total assets                 91.66 %       91.43 %     23 bp        91.47 %       91.43 %        4 bp
     Loans to earning assets                        72.89         72.43       46           73.04         72.17         87
     Interest-bearing liabilities to earning assets 87.21         87.22       (1)          87.50         87.73        (23)
     Loans to total deposits                        97.53         91.31      622           97.52         90.80        672
     Noninterest-bearing deposits to total deposits 15.57         14.82       75           15.35         14.44         91


ALLOWANCE FOR LOAN LOSSES (AFLL)
     Beginning balance                        $    75,519   $    71,262      6.0 %    $   72,310  $     68,576         5.4 %
     AFLL related to loans sold and subsidiary
        sale                                         (456)          -          -            (556)          -           -
     Provision for loan losses                     14,400         4,041    256.3          27,077        11,069       144.6
     Allowance of acquired financial institutions     -             -        -               605         2,068       (70.7)
     Charge-offs                                  (17,382)       (4,639)   274.7         (28,873)      (13,069)      120.9
     Recoveries                                       538           726    (25.9)          2,056         2,746       (25.1)
     -----------------------------------------------------------------------------------------------------------------------
        Net charge-offs                           (16,844)       (3,913)   330.5         (26,817)      (10,323)      159.8
     -----------------------------------------------------------------------------------------------------------------------
     Ending balance                           $    72,619   $    71,390      1.7 %    $   72,619  $     71,390         1.7 %
     =======================================================================================================================

     Net charge-offs to average loans(3)             1.16 %        0.29 %     87 bp         0.62 %        0.26 %        36 bp
     Net charge-offs to average loans(3)(5)          0.35          0.29        6            0.35          0.26           9


COMPOSITION OF RISK ASSETS
     Nonperforming loans                                                              $   37,924  $     32,403        17.0 %
     Foreclosed property                                                                   3,594         5,135       (30.0)
     -----------------------------------------------------------------------------------------------------------------
     Nonperforming assets                                                             $   41,518  $     37,538        10.6 %
     =================================================================================================================


ASSET QUALITY RATIOS (4)
     Nonperforming assets to:
        Loans and foreclosed property(2)                                                    0.72 %        0.70 %         2 bp
        Total assets                                                                        0.47          0.45           2
     Nonperforming loans to total loans(2)                                                  0.66          0.60           6
     Allowance for loan losses to total loans(2)                                            1.26          1.33          (7)
     Allowance for loan losses to nonperforming loans                                       1.91 x        2.20 x       (29)


===================================================================================================================================
bp Change is measured as difference in basis points.
(1)  Balance sheet amounts used in calculations are based on average balances.
(2)  Excludes mortgage loans held-for-sale of $70.2 million and $91.0 million at
     September 30, 1999 and 1998, respectively.
(3)  Excludes mortgage loans held-for-sale,  on average, of $80.9 and $103.4 for the three months ended September 30, 1999 and 1998, respectively and $104.4 and  $91.7  for  the  nine  months  ended  September  30,  1999  and  1998, respectively.
(4)  Balance sheet amounts used in calculations are based on period end balances.
(5)  Excludes $11.8 million isolated charge-off incurred during the third quarter related to the Pluma credit.


All prior period  financial  data has been restated for the "pooling" with First
Coastal Bankshares, Inc.

CENTURA BANKS, INC. AND SUBSIDIARIES

                                                Three Months Ended September 30,                 Nine Months Ended September 30,
                                           -------------------------------------------       ---------------------------------------
                                                                   As a Percent of                                As a Percent of
                                                                  Average Assets (1)                             Average Assets(1)
                                                                 ---------------------                        ---------------------
(Dollars in thousands)                         1999     1998     Change    1999   1998       1999    1998     Change  1999   1998
-----------------------------------------------------------------------------------------------------------------------------------


NONINTEREST INCOME
Service charges on deposit accounts         $ 13,750 $ 13,069     5.2 %   0.62   0.63 % $   40,165 $ 35,633   12.7 %  0.61 % 0.59%
Credit card and related fees                   2,603    1,884    38.2     0.12   0.09        6,134    4,642    32.1   0.09   0.08
Insurance and brokerage commissions            5,873    4,718    24.5     0.27   0.23       17,334   14,982    15.7   0.26   0.25
Other service charges, commissions and fees    2,718    3,128   (13.1)    0.12   0.15        8,717    8,369     4.2   0.13   0.14
Fees for trust services                        2,586    2,400     7.8     0.12   0.12        7,768    6,900    12.6   0.12   0.11
Mortgage income                                7,142    6,114    16.8     0.32   0.29       19,952   16,255    22.7   0.30   0.27
Negative goodwill amortization                   334      334       -     0.02   0.02        1,003    1,003       -   0.02   0.02
Operating lease income, net                    1,856    1,754     5.8     0.08   0.09        5,484    5,464     0.4   0.08   0.09
Other noninterest income                       6,283    3,184    97.3     0.28   0.14       13,100   10,047    30.4   0.21   0.16
-----------------------------------------------------------------------------------------------------------------------------------
Noninterest income, excluding securities
    transactions                              43,145   36,585    17.9     1.95   1.76      119,657  103,295    15.8    1.82   1.71
Securities gains, net                         (1,686)     433   489.4    (0.08)  0.03       (1,208)     662  (282.5)  (0.01)  0.01
-----------------------------------------------------------------------------------------------------------------------------------

Total noninterest income                     $41,459 $ 37,018    12.0 %   1.87 % 1.79 % $  118,449 $103,957    13.9 %  1.81 % 1.72%
===================================================================================================================================


NONINTEREST EXPENSE
Salaries and overtime                        $30,855 $ 29,860     3.3 %   1.39 % 1.44 % $   92,011 $ 85,958     7.0 %  1.40 % 1.43%
Fringe benefits and other personnel costs      6,812    6,467     5.3     0.31   0.31       21,300   19,527     9.1    0.32   0.32
Occupancy                                      4,913    4,704     4.4     0.22   0.23       14,871   13,608     9.3    0.23   0.23
Equipment                                      5,233    5,542    (5.6)    0.24   0.27       15,800   16,678    (5.3)   0.24   0.28
Foreclosed real estate losses and related
    operating expense                            594      265   124.2     0.03   0.01        1,273      990    28.6    0.02   0.02
Marketing                                      1,964    2,331   (15.7)    0.09   0.11        6,011    7,365   (18.4)   0.09   0.12
Fees for outsourced services                   3,594    3,399     5.7     0.16   0.16       11,059    9,470    16.8    0.17   0.16
Professional and legal fees                    3,424    3,835   (10.7)    0.15   0.18       10,481   10,223     2.5    0.16   0.17
Other administrative                           2,643    2,219    19.1     0.12   0.11        7,566    7,311     3.5    0.12   0.12
FDIC insurance                                   363      403    (9.9)    0.02   0.02        1,108    1,229    (9.9)   0.02   0.02
Deposit intangible and goodwill amorization    2,642    2,244    17.7     0.12   0.11        7,819    6,685    17.0    0.12   0.11
Office supplies, postage and telephone         5,227    5,609    (6.8)    0.24   0.27       15,814   15,646     1.1    0.24   0.26
Merger-related expenses                            -        -       -        -      -        6,858        -       -    0.10      -
Other operating                                7,338    7,513    (2.3)    0.33   0.37       20,415   20,788    (1.8)   0.31   0.33
------------------------------------------------------------------------------------------------------------------------------------

Total noninterest expense                    $75,602 $ 74,391     1.6 %   3.42 % 3.59 %   $232,386 $215,478     7.9 %  3.54 % 3.57%
====================================================================================================================================


OTHER PERFORMANCE RATIOS
Pretax operating profit margin, excluding
    merger-related expenses(2)                 30.55 %  34.77 %  (422)bp                     33.01 %  34.44 %  (143)bp
Efficiency ratio, excluding merger-
    related expenses(3)                        58.34 %  61.87 %  (353)bp                     59.81 %  62.36 %  (255)bp
Net interest income analysis-taxable equivalent:
    Selected average yields/rates:
      Loans                                     8.65 %   9.18 %   (53)bp                      8.59 %   9.19 %   (60)bp
      Taxable securities                        6.44     6.58     (14)                        6.39     6.62     (23)
      Tax-exempt securities                     8.57     8.62      (5)                        8.81     8.84      (3)
      Short-term investments                    5.35     5.78     (43)                        5.30     5.33      (3)
------------------------------------------------------------------------------------------------------------------------
      Interest-earning assets                   8.04     8.47     (43)                        8.00     8.49     (49)
------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing deposits           3.92     4.37     (45)                        3.93     4.39     (46)
      Borrowed funds                            4.82     5.64     (82)                        4.75     5.65     (90)
      Long-term debt                            5.95     5.57      38                         5.81     5.80       1
-----------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities        4.29     4.65     (36)                        4.26     4.69     (43)
-----------------------------------------------------------------------------------------------------------------------
      Interest rate spread                      3.75     3.82      (7)                        3.74     3.80      (6)
      Net interest margin                       4.32     4.40      (8)                        4.27     4.36      (9)


=======================================================================================================================

bp  Change is measured as difference in basis points.
(1) Data presented is annualized.
(2) Sum of income before taxes plus the taxable equivalent adjustment divided by the sum of taxable equivalent net interest income plus noninterest income.
(3) Noninterest expense divided by sum of taxable equivalent net interest income.
plus noninterest income.

All prior period financial data has been restated for the "pooling" with First Coastal Bankshares, Inc.

CENTURA BANKS, INC. AND SUBSIDIARIES


                                                              1999                            1998               3rd Qtr 99
                                                Third        Second        First       Fourth        Third           vs.
(Dollars in thousands, except per share data)  Quarter       Quarter      Quarter      Quarter      Quarter      2nd Qtr 99
---------------------------------------------------------------------------------------------------------------------------

FINANCIAL SUMMARY (1)
     Assets                               $  8,776,455  $ 8,774,091  $ 8,770,262  $ 8,561,203  $  8,225,607       -    %
     Earning assets                          8,044,674    8,022,462    8,008,631    7,833,188     7,520,744        0.3
     Loans                                   5,863,879    5,872,026    5,849,901    5,611,039     5,446,908       (0.1)
     Investment securities                   2,124,579    2,101,580    2,107,805    2,179,818     2,043,215        1.1
     Total deposits                          6,012,293    6,014,766    6,006,459    5,984,683     5,965,263       -
     Interest-bearing liabilities            7,015,865    7,015,157    7,035,344    6,826,099     6,559,422       -
     Shareholders' equity                      702,101      696,366      692,576      673,130       652,202        0.8
     Total market capitalization(period end) 1,179,048    1,604,735    1,658,039    2,106,168     1,780,108      (26.5)
     Net income                                 24,743       28,789       20,577       25,397        26,347      (14.1)

PROFITABILITY/PERFORMANCE SUMMARY(1)
     Pretax operating profit margin(2)           30.55 %      35.56 %      33.01 %      33.95 %       34.77 %     (501)bp
     Efficiency ratio(2)                         58.34        59.30        61.88        62.25         61.87        (96)
     Net interest margin                          4.32         4.26         4.22         4.26          4.40          6
     Return on average assets                     1.12         1.32         0.95         1.18          1.27        (20)
     Return on average equity                    13.98        16.58        12.05        14.97         16.03       (260)
     Average equity to average assets             8.00         7.94         7.90         7.86          7.93          6

PER SHARE SUMMARY
     Earnings per share - basic           $       0.87  $      1.01  $      0.72  $      0.90  $       0.93      (13.9%)
     Earnings per share - diluted                 0.86         1.00         0.71         0.88          0.92      (14.0)
     Cash dividends paid                          0.32         0.32         0.29         0.29          0.29          -
     Book value per share                        24.51        24.16        24.30        23.88         23.52        1.4
     Closing market price                      41.3750      56.3750      58.1875      74.3750       63.0000      (26.6)

KEY INTANGIBLE ASSETS (3)
     Goodwill                             $    117,510  $   119,651  $   121,162  $   102,858  $    104,671       (1.8)%
     Mortgage servicing rights                  33,422       39,673       37,468       33,464        31,473      (15.8)

ASSET QUALITY SUMMARY(3)
     Nonperforming assets                 $     41,518  $    59,952  $    41,979  $    38,105  $     37,538      (30.7)%
     Allowance for loan losses                  72,619       75,519       74,139       72,310        71,390       (3.8)
     Nonperforming assets to total assets         0.47 %       0.68 %       0.48 %       0.43 %        0.45 %      (21)bp
     Allowance for loan losses to total loans(4)  1.26         1.31         1.30         1.27          1.33         (5)
     Net charge-offs to average loans (4)         1.16         0.34         0.36         0.26          0.29         82

===========================================================================================================================
bp  Change is measured as difference in basis points.
(1)  Balance sheet amounts are based on average balances unless otherwise noted.
(2)  Excludes merger-related expenses.
(3)  Balance sheet amounts are based on period end balances unless otherwise noted.
(4)  Excludes mortgage loans held-for-sale.

All prior period financial data has been restated for the "pooling" with First
Coastal Bankshares, Inc.
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